Form C

Cover Page

Name of issuer:

PlantSnap Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 6/16/2016

Physical address of issuer:

473.5 West Colorado Ave.
Telluride CO 81435

Website of issuer:

http://www.plantsnap.net

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

9/15/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$22,573.00	$0.00
Cash & Cash Equivalents:	$22,573.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$89,900.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($67,327.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

PlantSnap Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Eric Ralls	PlantSnap CEO	PlantSnap	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Eric Ralls	Founder	2016
Eric Ralls	CEO	2016
Eric Ralls	President	2016
Eric Ralls	Secretary	2016
Eric Ralls	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Eric Ralls	750,000 common stocks	88.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> PlantSnap, Inc. is a startup, and has not yet launched a product.
>
> There is a chance that the public won't care about identifying plants. If that is the case, no one will purchase PlantSnap, and the company will generate zero revenue.
>
> There is a chance that only a small amount of people will download the app. If that happens, we won't generate enough revenue to be a viable company
>
> If we are unable to generate revenue with the PlantSnap app, we won't be able to pay off our convertible notes. If we default on our notes, the company will have to declare bankruptcy.
>
> PlantSnap is dependent upon the retention and addition of high quality employees.
>
> Investors won't see a return until the company is acquired or IPOs, or becomes profitable and starts paying dividends to shareholders.

A competitor may launch a similar product. There is always the possibility that someone "builds a better mousetrap"

PlantSnap is dependent upon the continued support and involvement of key management, engineering staff, and employees of all types. PlantSnap's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which PlantSnap operates. If any of PlantSnap's key personnel were to quit the company or die, PlantSnap's business may be adversely affected.

Although we will be charging for the app, our ability to continue operations is dependent upon ad revenue. If people don't use the PlantSnap on a regular basis, we will be unable to earn ad revenue. With no revenue, the company will be adversely affected.

Until now, PlantSnap has obtained sufficient capital for operations primarily from investors and cash infusions from the founder. Future operations depend on PlantSnap's ability to generate revenue. While PlantSnap may consider funding its business in the future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained.

There are millions of mobile apps on the market vying for attention. PlantSnap operates in a sector where other participants create competition. The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than PlantSnap and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow PlantSnap's competitors to respond more quickly with new, alternative or emerging technologies.

Eric Ralls is full-time at Plantsnap but is also operating the websites GreenAtom and Earth.com. He is also the CEO of Earth.com.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Funds raised through Wefunder will be used to complete the plant database. There are over 250,000 species of plants. Currently, PlantSnap can only identify 45,000 of those species, mostly in the US, Canada and Europe. In order for PlantSnap to be a global application and work anywhere in the world, we need to gather information and train the software to identify 205,000 more species. This requires hiring many more people in several different countries. If we raise $50,000 we will be able to complete another 50,000 species of plants, which will increase PlantSnap's reach around the globe. As we spread across the globe, more people will be able to download PlantSnap, which will increase revenue.

If we raise: **$100,000**

Use of Proceeds: Funds raised through Wefunder will be used to complete the plant database. There are over 250,000 species of plants. Currently, PlantSnap can only identify 45,000 of those species, mostly in the US, Canada and Europe. In order for PlantSnap to be a global application and work anywhere in the world, we need to gather information and train the software to identify 205,000 more species. This requires hiring many more people in several different countries.

If we raise $100,000 we will be able to complete another 100,000 species of plants, which will increase PlantSnap's reach around the globe. As we spread across the globe, more people will be able to download PlantSnap, which will increase revenue.

If we raise: **$150,000**

Use of Proceeds: Funds raised through Wefunder will be used to complete the plant database. There are over 250,000 species of plants. Currently, PlantSnap can only identify 45,000 of those species, mostly in the US, Canada and Europe. In order for PlantSnap to be a global application and work anywhere in the world, we need to gather information and train the software to identify 205,000 more species. This requires hiring many more people in several different countries.

If we raise $150,000 we will be able to complete another 150,000 species of plants, which will increase PlantSnap's reach around the globe. As we spread across the globe, more people will be able to download PlantSnap, which will increase revenue.

If we raise: **$200,000**

Use of Proceeds: Funds raised through Wefunder will be used to complete the plant database. There are over 250,000 species of plants. Currently, PlantSnap can only identify 45,000 of those species, mostly in the US, Canada and Europe. In order for PlantSnap to be a global application and work anywhere in the world, we need to gather information and train the software to identify 205,000 more species. This requires hiring many more people in several different countries.

If we raise $200,000 we will be able to complete another 200,000 species of plants, which will increase PlantSnap's reach around the globe. As we spread across the globe, more people will be able to download PlantSnap, which will increase revenue.

If we raise: **$250,000**

Use of Proceeds: Raising $250,000 and above will allow us to translate PlantSnap into other languages.

If we raise: **$1,000,000**

Use of Proceeds: $250,000 of this will be used to complete the database and launch the app worldwide. $500,000 will be used for marketing and public relations.
$150,000 will be used for staff and operating costs. $100,000 will be earmarked for contingencies.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Voting rights limited to investors investing over $25K
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	1000000	850000	Yes	Yes
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Common stockholders have voting rights.

Describe any other rights:

Common stockholders have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

In a liquidation event, SAFE Preferred stockholder will get paid first compared to Common stockholder.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$25,000 convertible note, 12% interest, $1 million valuation, maturity date Dec 31, 2018. Issued 2016.

$20,000 convertible note, 12% interest, $1 million valuation, maturity date Dec 31, 2018. Issued 2016.

$5,000 convertible note, 12% interest, $2.5 million valuation, maturity date Dec 31, 2018. Issued 2016.

$20,000 convertible note, 12% interest, $2.5 million valuation, maturity date Dec 31, 2018. Issued 2016.

$100,000 convertible note, 12% interest, $2.5 million valuation, maturity date Dec 31, 2018. Issued 2017.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2016	4(a)(2)	Convertible Note	$25,000	General operations
10/2016	4(a)(2)	Convertible Note	$20,000	General operations
11/2016	4(a)(2)	Convertible Note	$5,000	General operations
12/2016	4(a)(2)	Convertible Note	$25,000	General operations
3/2017	4(a)(2)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

PlantSnap is a mobile application for iOS, Android, and Windows built to help you identify plants with one snap. Simply take a picture of the plant, and PlantSnap will tell you what it is in seconds. Powered by deep learning and artificial intelligence, PlantSnap is changing the game for plant identification. Our database is international, our results are instantaneous.

Revenue Streams

Currently, we have not yet launched the app, and we are pre-revenue.

PlantSnap will charge $1.99 for the app. After that initial fee, 100% of our revenue will be from ad sales. In the future, we will be adding a gaming element that will include in-game purchases and product placement, which garner sales commissions.

Every time a person uses PlantSnap, each screen of the app will display an ad from one of our many ad networks. The plant identification process will require three page views, thereby generating three ad views per identification – the opening screen, the "snap a photo" screen, and the results screen. On the results screen, we plan to sell sponsorships and product placement. The more people use the app, the more revenue we generate.

Milestones

The idea for PlantSnap was hatched in the summer of 2012. Eric Ralls was at a backyard barbecue at a friend's house. He noticed a beautiful flowering plant in the yard and asked the homeowner what it was. She had no idea. At that point, Eric tried to use the internet to determine what the plant was. It proved to be impossible. That was the eureka moment..."there should be an app for that!"

At that time, Eric Ralls was founder and CEO of redOrbit, Inc. He went home from the party and immediately contacted his web development crew and asked them to research the possibility of building a plant identification app. Eric spent roughly $35,000 on research and development before determining that the technology just wasn't there yet.

Over the years, several more attempts were made to develop PlantSnap with different companies, but the image recognition results simply weren't good enough to warrant further development.

Fast forward to 2016. Eric was reading an article about self-driving cars and machine learning. This technology seemed like the perfect fit for PlantSnap, so he hired two developers to explore this new machine learning technology. Initial results were positive, so PlantSnap, Inc. was officially incorporated in June of 2016.

The beta version of PlantSnap was completed in August 2016. Since that time, Eric has personally created what is believed to be the first complete global plant database. From there he hired several outside firms to compile an image library that is used to train the machine learning algorithms that drive PlantSnap.

Historical Results (Expenses)

Plantsnap is a pre-revene company, and the app is currently in development.

Eric financed early research, development and operations with $150,000 of his own money. When the beta version was complete, Eric started raising capital from friends and family. To date, he has raised $170,000 in convertible notes, and $30,000 through a highly successful Kickstarter campaign.

We have developed a large network of social media followers and newsletter subscribers that we believe will immediately download PlantSnap, and from there we expect it to go viral. In addition, we will also heavily promote PlantSnap to the Earth.com audience - a website that Eric Ralls also owns. Finally, we plan a large media blitz with the help of a PR firm to spread the word about PlantSnap.

Short/midterm expenses are completing the mobile application so that it works globally. This means building the database to cover 250,000 species of plants. In order to reach our goal of 250,000 species, it is likely to cost around $350,000. After this is done, there is very little ongoing expense other than updates and maintenance of the app.

Cash on Hand / Net Cash Out

Cash in hand as of March 2017 is roughly $100,000.00, and our burn rate is $25,000/month.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.plantsnap.net/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

- Financials 1
- Financials 2
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Eric Ralls

Appendix E: Supporting Documents



INVEST IN PLANTSNAP

Mobile app instantly identifies plants, flowers and trees

227
investors

$114,444
raised of $50K-$1M goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Plantsnap. If you invest, you're betting the company will be worth more than $5M in the future.

INVESTOR PERKS

$100+	PlantSnap t-shirt and Premium app download (upon release).
$250+	You'll be one of our beta testers, and recieve a PlantSnap tote bag along with all previous perks.
$500+	You'll get an embroidered baseball cap, and a PlantSnap hoodie (plus all previous perks).
$1,000+	We'll plant a tree in your name and send you a commemorative certificate. We'll also put your name in our app credits and send you all previous perks.
$5,000+	You'll get to pick the brain of Eric Ralls (CEO/Creator) on a 60 Minute Skype Chat. Plus you'll recieve all previous perks.
$25,000+	Get a weekend trip to Telluride, Colorado- Airfare (from continental U.S.) and accommodations included - to hike with Eric Ralls (CEO/Creator) and test the app. You'll also recieve all perks from previous funding levels.

> *"Just take a photo of the plant, and PlantSnap immediately tells you what it is, if you can eat it and more. We're the first mobile app to harness machine learning technology to recognize specific plant species—and the more you use it, the smarter the app becomes. As a result, we're also building the largest, most comprehensive plant database in the world. Already, we have over 103,000 plants in our library. That's enough to cover every plant species in the United States.*



Eric Ralls
CEO, PLANTSNAP

OUR AMBITION

We aim to be the go-to app for gardeners, landscape designers, teachers, students, foragers, and anyone who enjoys nature. With 103,000 plants already catalogued, we're well on our way to cover all of North America. From there, we'll expand our database and market reach to Europe and Asia. When we have all 250,000 plant species worldwide in our database, powered by our machine learning tech, we believe PlantSnap will become indispensable to scientists and hobbyists alike.

KEY FACTS

- Raised $28.7k on Kickstarter with 1,947 backers
- Built a database of over 103k plant species and adding 1k+ species daily.
- Implemented the deep learning API
- Launched the beta version of PlantSnap; public launch later this spring '17

DOCUMENTS

PlantSnap-Inc-business-plan-no-projections.pdf

plantsnap.net *from Telluride CO*

APP OUTDOORS TECH EDUCATION SOFTWARE OUTDOORS PLANTS ENVIRONMENT NATURE SCIENCE MOBILE

WHY I LIKE PLANTSNAP

At some point weve all asked the question what is that plant? The thought of having access to that knowledge on my mobile device is what piqued my interest in PlantSnap, but when I realized its enormous potential due to its global reach, the choice to invest became obvious. PlantSnap is filling a need in the marketplace not only for the casually curious, but also for educators, landscape designers, gardeners, and botanists around the world. The time is right, the technology is available, and in capable hands like Erics, this app is going to be a game-changer.



Dan Johnson
ANGEL INVESTOR

THE BUZZ ABOUT PLANTSNAP

> *The idea of being able to identify plants by just taking a picture of it is amazing! We will be able to spend more time assessing the ecological health and status of an area and less time trying to key out (identify) plants using field guides. This will be especially helpful with the identification of emergent non-native species. This app will certainly help us be much more effective in our efforts and our mission.*

John Black

President, Native Plant Society of New Jersey

Plantsnap: A New App That Identifies Plants | HOMES - Grand Central Floral

December 9, 2016

This ingenious new mobile app takes the guesswork out of identifying different plant species. Don't know your Magnolia from your Fiddle Leaf Fig? Struggle to tell the difference between parsley and coriander? This fantastic new mobile app is about to

Plantsnap: A New App That Identifies Plants

December 6, 2016

This ingenious new mobile app takes the guesswork out of identifying different plant species. Don't know your Magnolia from your Fiddle Leaf Fig? Struggle to tell the difference between parsley and coriander? This fantastic new mobile app is about to

10 New Kickstarters for the Gal Who Already Has Everything

December 2, 2016

If you've ever wondered what a flower in a bridal bouquet or community park was, this is the crowdfund for you. PlantSnap is a mobile application powered by AI that will give you instantaneous results for your most burning gardening conundrums.



Alexa in your car, customizable drones and personal air-con

November 29, 2016

PlantSnap is a little bit like Shazam, only instead of identifying music by listening to it, it can identify plants, flowers, and trees by looking at them. It's an app designed for Android, iOS, and Windows Phone, and it can instantly tell you what you need to

PlantSnap: a new tool for identifying plants - Earth.com

November 25, 2016

Please enable Javascript to watch this video Next time you head out into the great outdoors, make sure to stop and smell the flowers. Then take photos of a few with our PlantSnap app. PlantSnap is a new mobile app that aims to connect nature lovers

With PlantSnap You Can Identify Any Tree, Shrub, or Vine

November 24, 2016

There's just something special about nature. It surrounds us, nurtures us, and gives us the very air we breathe. Isn't it about time you started learning more about the plants that surround us? If you're like most guys then we're sure you couldn't tell the

The Problem: No Centralized Database for Plants

There is currently no easy way to identify plants on-the-go (often when the knowledge is most necessary). Databases are also fragmented country by country.



Problem One: What is that?

- What am I looking at?

- Is it poisonous or medicinal?

- Is it beneficial or intrusive?

- Can this grow in my region?

- Is this edible?

Problem Two: Fragmented Knowledge

There's currently no universal database of plantlife. Libraries are fragmented by country of origin—28,000 in Germany, 27,000 in the U.S, 30,000 in China, and so forth.



Phalaenopsis Blume
June 24, 2016



Agrostis mertensii Trin.
June 22, 2016



Anemone caroliniana Walter

Instantly Identify Any Plant, Anywhere

PlantSnap is a mobile app that helps you identify plants, flowers and trees.

We're using technology to bring people back to nature. Most people are so busy they rarely take a moment to stop and smell the flowers. At PlantSnap we're reigniting interest in the plants that surround us every day and empowering scientists and enthusiasts alike with the technology to compile their discoveries.


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"We will be able to spend more time assessing the ecological health and status of an area and less time trying to identify plants using field guides. This app will certainly help us be much more effective."



John Black

PRESIDENT, NATIVE PLANT SOCIETY OF NEW JERSEY

"I'm a plant ecologist currently finishing up my Master's at Texas Tech University, and I'm super excited to start using your app! I think it will be a great tool to botanists, and amateur plant lovers!"



Erik Lindberg

PLANT ECOLOGIST, STUDENT

Test Our Beta App

PlantSnap will officially launch in April. If you'd like to demo the app yourself, please email support@plantsnap.net to test our beta.

How it Works

Whether you're in the city or off the beaten trail, learn about thousands of plants.

Just snap, upload, and learn. PlantSnap will not only identify over 250,000 types of plants worldwide, but gather data from users that can be used for education, gaming, safety, gardening, landscaping and much more.


Back
LIBRARY
CAMERA

Take a Photo

Snap a pic of a any plant, tree or flower. In the wilderness with no internet? Just save the photo and upload once you're connected.


Back
Phalaenopsis Blume
Moth Orchids
Symbol PHALA10
Group Monocot
Family Orchidaceae
Duration -
Growth Habit -
Native Status None

Learn and Discover

Upload, and instantly identify your plant. Learn facts such as where else you can find the plant, its growth habit, its edibility and more.


AT&T LTE
7:10 PM
83%
My Profile
John Smith
I write books. Love plants, pictures, my kids, and podcasts. Climbing rocks is my passion.
plantsnap.com
Iris clarkei
7/18/2016
Iris fulva
7/18/2016
Iris hexagona
7/18/2016
Iris brevicaul...
7/18/2016
Iris gigantica...
7/18/2016
Iris nelsonii
7/18/2016

Keep Track of it All

Compile your discoveries in one place—never forget where you found a plant or what it's called. Be prepared to find all the plants in your area!

We are Building the Biggest Plant Database in the World

As the largest electronic library of plantlife ever, we'll become the go-to database for experts and enthusiasts.

Every image taken by a PlantSnap user will be added to our database and be used to train the machine learning algorithm. With every new image submitted, the algorithm gets smarter! If an alien species ever came to Earth, they'd go to PlantSnap to learn all about our native flora.

103,000

already in our database



90,000

Known vascular plants in the U.S.

All known plantlife in the U.S. is already available on the PlantSnap app. From Alaska to Florida, use PlantSnap anywhere to identify plants.



250,000

Known plant species worldwide

Our goal is to compile information about every known plant in the world to build the world's largest, comprehensive database.

Our Plans to Expand

The PlantSnap beta was just recently released and we're already seeing promise. Check out selected slides from our pitch deck below to learn a little more about our target market, competition, and plans for growth.


Target Market
1.2 billion prospects
Nature lovers
Science Fans
Gardeners
Hikers


Competitive Comparison
LikeThat Garden
Plantifier
Leafsnap
GardenAnswers
PLANTSNAP
Image Recognition
Identifies Leaves
Identifies Flowers
220,000 Species
Instant Results
Always Free ID
KEY: *crowdsourced **"ask an expert" feature takes 24hrs


Revenue Model
PlantSnap will use both Indirect & Direct Business Models:
INDIRECT: A free version of our app will rely on advertising for revenue.
DIRECT: A paid version of our app will allow users to pay to remove ads.
The revenue model is based on a 99 cent download cost plus ad revenue. We expect to reach 1 million downloads by the end of 2017, and from there we hope to grow virally and exponentially, reaching 20 million downloads by 2020, which would be 1% of our target audience, according to Facebook. Every 1000 pageviews on the app will generate $2 in ad revenue ($2 CPM).


Marketing & Growth
We plan to market PlantSnap exclusively online.
WEB CHANNELS: We will promote the app via social media outlets such as Facebook and Twitter, as well as on major websites – GreenAtom.net and Earth.com


Investment
$250k
As of August 2016, we've completed the beta version of the app
$130k gets the app to launch using Deep Learning. This technology uses Deep Neural Networks to teach computers to detect and classify recognizable objects, greatly improving accuracy.
The remaining $120k will be used for marketing and operating costs before revenue

Our Timeline

Our next steps are to drum up noise and momentum to hit our goal of one million downloads by the end of the year.

July 2012

PlantSnap Inception

The idea for the app comes to Eric at a backyard barbeque.

Fall 2012

False Start

After 3 months of work with a development team funded personally by Eric, he discovers the technology isn't poised to accomplish PlantSnap on a global scale, at least, not yet.

Spring 2016

Machine Learning

Machine Learning – Eric reads about a new form of technology called "deep learning", and with further research decides the technology has finally caught up to his concept. Time to get cracking.

June 2016

Team Assembled

The PlantSnap dream team is formed as Eric hires developers Cosmin Lup, & Sajith Madhavan to begin programming work.

August 2016



Beta App

With promising initial results, a beta version is built. Building the plant database and further algorithm training commence.

September 2016

Initial Investment Round

With promising initial results, a beta version is built. Building the plant database and further algorithm training commence.

December 2016


$28,733 287% 1,947 0

Kickstarter Campaign

After reaching our goal of 10k within 9 days, we finished strong, raising $28,733 from 1,947 backers.

February 2017

Working beta released to Kickstarter backers and other testers.

We are on track to release the working beta to the public by the end of the month.

April 2017

Scheduled App Launch

Our goal is to launch during spring — meaning plenty of flowers and blooms, which is what PlantSnap is built to recognize.

June 2017

Gamification

Think "Pokemon Go" for plants – we're targeting the release of the gaming updates for summer so that kids can play over their summer break.

Q4 2017

1 Million Downloads by End of 2017

Invest, and Join Our Journey

"In the beginning, I was told this was impossible. Too many species. A lot of the flowers look the same. The technology just wasn't there yet. But that's exactly why I kept going and never gave up. If it wasn't hard, someone would have done it already."


A Note from the Founder

In July of 2012, I was at a BBQ at a friend's house playing corn hole when I noticed a large plant with beautiful flowers in her backyard. I asked my friend, Christine, what kind of plant it was. She said she didn't know, and no one else at the party had any idea. At that point, I searched the internet trying to determine what type of plant it was. I started by describing the plant in the search box, to no avail. I then tried to find a website listing plants in that region, but that didn't work either. Then one of my friends asked if there was "an app for that," so I searched for plant identification apps, and there were none. That was my "eureka" moment...there wasn't an easy way to identify plants, so I was going to solve that problem.

At that time, I still owned redOrbit.com, which I founded back in 2002. I asked my development team to find a way to build an app that would instantly identify a plant, flower or tree with a photo taken from your phone. After three months and tens of thousands of dollars spent, we determined that the technology just wasn't there yet to accomplish this on a global scale.

Fast forward to 2016. I was reading about a new form of technology called deep learning, or machine learning. This was a form of computer programming whereby a computer can "learn" to recognize objects through a complicated training process. Further research convinced me that this was the perfect technology for PlantSnap, so I hired an outside group of programmers to explore whether machine learning could be used to instantly identify plants. The initial results were very promising, so we built a beta version of the app in august of 2016, and since then we have been training the algorithm to ultimately recognize every known species of plants around the globe.

SHOW MORE

Test Our Beta App

PlantSnap will officially launch in April. If you'd like to demo the app yourself, please email support@plantsnap.net to test our beta.

FOUNDER



PLANTSN

Eric Ralls

CEO

Eric is a serial entrepreneur. A psychology and international business graduate, he has honed his skills in the tech world since 1998, merging the latest innovations with his love for the planet.

RAISED $289,444 FROM 1+ INVESTORS

Wes Ross

DETAILS

– COLLAPSE ALL

What is PlantSnap?

PlantSnap is a smartphone app that allows users to identify plants. You take a picture of a plant, a flower or a leaf, and the app uses an image recognition algorithm to tell you the name of the plant within a couple of seconds. It's a simple concept, but one that is difficult to execute. That's why is has never been done before.

Where did the idea for PlantSnap come from?

The idea came to me five years ago. I was at a friend's backyard barbecue. I noticed a cool plant with amazing flowers, and so I asked the girl who owned the house what it was. She didn't know. I wanted the answer so I went to the Internet. I started thinking about how can you identify a plant? What do you do? What's the process? I got online and typed some words to describe the plant I'd seen, and that got me nowhere. That was my Eureka! moment. I thought there should be an app for this.

At the time I owned the science technology website redOrbit. I went to my developers and asked them if it would be possible to build an image recognition app that identifies plants. We dug into it and spent about $35,000 on research and development. We figured out that the accuracy just wasn't good enough to pursue the idea full-time and spend more money on it. So I gave up after a few months and decided to revisit it later.

That was back in 2012. Every year after that, I was revisiting the idea, seeing where the technology had gone, and talking to new developers. I think I went through three different companies trying to do it and didn't get anywhere. The success rate for identifications was about 65% at best. That's wasn't good enough to turn it into a company.

Then at the start of 2016, I was reading an article about the artificial intelligence behind self-driving cars and a new technology called machine learning. It seemed like a perfect fit for PlantSnap. I hired a couple of new developers and they dug into it a little more. It turns out we got really good results on a small dataset. That's when decided like the technology was at a point where we could move forward.

When did you start PlantSnap?

I formed PlantSnap Inc. in June 2016 and had a beta version of PlantSnap finished in August. From there we started building the algorithms. Building the app interface is easy. That's the front end that everyone sees. The hard part is the machine learning algorithm. That is our secret sauce. What you have to do is train the algorithm to recognize every plant on the planet, which is not an easy job.

Believe it or not, there is no global plant image database...at least not a published one. That became my job. I had to piece together a global plant species database, then find images for every species.

How does PlantSnap's image identification algorithm work?

The algorithm analyzes a picture of a plant and uses images in our library of 250,000 species to match the new photo submitted with every image in the database. It all happens instantaneously. You use the app to take a picture of the plant, and the algorithm compares the picture to tens of millions of images. The app also gives you a percentage of how confident it feels it is correct, and lists three or four other species that it thinks might be the answer if it's not 100% certain. From there, we hyperlink the results to a page on Earth.com that gives you more information about that particular species.

How big is your image library?

We currently have data for about 60,000 species. There are about 92,000 species in North America., so the goal right now is to get all of those and European species by the time we launch the app, which right we hope will be at the end of March. All the U.S. species will be done and the most popular plants in Europe will be done by then. We will probably launch in the U.S. first and then roll out to different countries as we move along.

Does the app need internet connectivity to work?

Yes, or cellular service. It would be impossible to store such a vast database of images and information on a smartphone. So if someone is hiking out in the wilderness without cell service or an Internet connection, that person can take a picture, store it on the app, and have the app identify the plant later when the phone can go online and access the image database.

What are your plans for growing your image database?

We are amassing the largest plant image database in the world. Halfway through this process, it dawned on me that I was building something that's never been done before. Every image taken by a PlantSnap user will be added to our database and be used to train the algorithm. With every new image submitted, the algorithm gets smarter...it learns!

The images will be fed to another site I own called Earth.com. It's the perfect repository for all of this information. At Earth.com we are building a page for every plant and animal species on the planet that includes information and images. Nothing has ever been done like this, and nothing online compares, so it's a big undertaking. If an alien species came down and wanted to learn about earth, they would only have to go to one place. They'd go to Earth.com and get everything they ever wanted to know.

Who will be your users?

One of my early investors is a buddy who's into birdwatching and out in the wilderness a lot. He's got a bunch of books, including plant identification books. He said it's stupid for him to carry a lot of books around with him all the time. He said the app would be a great tool. That's one type of person I see using the app.

The other type of user are people like me, people who are out in nature all of the time and are curious about what's around them. One part of our pitch is the concept of bringing people back to nature. Life is so fast paced. If we can get people to stop and smell the roses, look around them, and stop to think about all of these amazing trees, plants, and flowers, maybe people will start to realize how precious nature is and take small steps to protecting it. Maybe, in some small way, PlantSnap can help raise awareness about the climate change problem we've got right now. Right now it's more important than ever that people start noticing and appreciating nature.

When did the app's beta version launch?

I finished the beta in August 2016, and for six months I tested it with the developers. We released it to our Kickstarter beta testers, family and friends in late February this year. So far, we're getting great results and feedback.

What are your plans for an official launch?

First and foremost, we will push it toward the audience at Earth.com. The site has about 6 million unique users at this point and a significant social media following. We can count on those people to download it as soon as it's available. Then I have a team that does social media marketing for Earth.com who will transition over to doing social media marketing for PlantSnap. We have a mailing list of about 12,000 people and roughly 15,000 social media followers across all platforms.

We are developing the app for both iOS and Android.

How does PlantSnap make money? ^

We plan to make money by charging $1.99 for each download and then by selling ad revenue. Monetizing the app will not be a problem. That's my area of expertise because I've been doing it for the past 20 years with the sites redOrbit, GreenAtom, and now Earth.com.

In phase two, I plan to add a gaming component. It's going to be like Pokemon Go but for plants. Users can see how many different plants they can identify. Every time someone takes a picture of a plant, the picture is added to our database. As our database grows, the algorithm gets smarter and more accurate. We don't have the details of the game worked out, but for months I saw zombies walking around in nature looking for things that are fake, a Pokemon. My idea is to get people walking around in nature and looking at real things, taking pictures of real things, and learning about those real things as they go. Maybe we can incentivize people to use the app by turning it into a game, possibly with prizes or some other incentives.

Why are you driven to build PlantSnap? ^

It's been stuck in my mind since I had the original idea. It just seems like such an easy thing that people should be able to do. People should be able to know what kind of flower or plant is growing in their backyard without having to go buy a bunch of books. It seems like such a basic idea that hasn't been done yet. I made it my mission to get this thing built. I believe there is no better way to get people interested in nature than to help explain what exactly it is they are looking at, how it got there, etc. I see this as a global game changer, and I had to get it done.

What are your biggest obstacles? ^

One thing that could go wrong is people may not care about what plants are around them as much as I do. I don't believe that to be the case. I think there are enough people in the world that do care, but there's a chance that they don't. I know PlantSnap works because I play with it every day, so that's not keeping me up at night. I guess what keeps me up is thinking that maybe people don't care as much about nature as I hope they do.

What experience do you have? Why are you the one to build this?

^

I studied Japanese and psychology at Vanderbilt. I then went to graduate school at Thunderbird and studied more Japanese. That's when the Japanese were ruling the world and had the biggest tech economy. I thought I'd be working in the business world dealing with Japanese companies. Then the Internet came along as soon as I got out of grad school. I was hooked and immediately figured the Internet was going to take over the world. I needed to be a part of it. I always had a passion for science and space, so the first thing I built was a space website called Cosmiverse. I did it because Yahoo was the only thing around, and I had just gotten out of grad school and wanted to learn more about space. I tried to find information about space on the Internet, and there wasn't any.

I built the site and then a year later space.com came along with Lou Dobbs and a tons of venture capital backing. I competed against them for a while. They were about to buy the company and had given me an offer, and just then the tech bubble burst. They couldn't get any more funding. Lou Dobbs quit. That whole thing went to hell. My company went under in 2002, and then I thought, OK maybe the thing to do is broaden the spectrum. I started another site called redOrbit that dealt with space, science, and technology. I had learned from my mistakes from the first site what to do and what not to do. redOrbit was successful from day one, and I ran that from 2002 to about 2014 when I sold it.

After that I moved to Telluride and started another website. The best thing about these science sites is that every day I learn about something cool. It might be about our planet or the universe or anything. I didn't want to get out of that field, so I started another site called GreenAtom. It is focused on science and the environment. Then one day I started wondering what was happening with the domain Earth.com. It was around the time that all of the attention on the Paris climate agreement came along, and I started getting into the environment. I go to Earth.com and see it's parked doing nothing. To me that seemed like the biggest waste. How can someone be parking on Earth.com and not using it for anything? I got hold of the people that own Earth.com and worked out a deal. Then I launched Earth.com in October 2016. Last year was a really big year. Everything came together. PlantSnap happened, Earth.com fell into my lap, and the environment became a hot topic. It all meshed together at the same time.

What is the relationship between PlantSnap and your site Earth.com?

We will hyperlink every result from PlantSnap to the corresponding page on Earth.com. If people want to learn more about the plant, they can go to Earth.com to read about it. Earth.com is full of news and information about the environment. We publish between 10 and 15 articles a day about science and the environment. We have a section on endangered species that lists every endangered species of plants and animal on the planet. Right now we are building a page for every plant and animal species on the planet that will give information about the species along with an image. The site is meant to be everything you ever wanted to know about planet Earth.

Why are you raising with Regulation Crowdfunding?

I consider PlantSnap to be for the people. What better way to get people involved than to let them be a part of something that could make a global impact? PlantSnap is a simple concept but there's a reason it's never been done before. It's because it's hard. I am building a database that doesn't exist on the planet, and I think that it would be cool for people to be a part of that.

How will you use the funds?

I plan to spend the money to complete the database of 250,000 plant species and for operating capital needed before we launch. I expect the company to generate revenue immediately once we launch, but in case it doesn't we will have money to cover those low initial operating costs. The operating costs for PlantSnap are low after we launch. There's obviously the server cost and the bandwidth cost, but if it's functioning properly there's really not a lot involved other than people answering questions from customer service emails. Getting to profitability should be immediate and easy.

What's stopping a competitor from taking over? Why will you win?

Nothing is going to stop them from trying to copy me, but can they make it better? And consider how long it took me to build this database. Another company is going to have to do the same thing. I'll have a yearlong head start on whoever decides to try to do the same thing, and as long as we have a good product I feel like that will be enough to come out as the winner. A year is going to be plenty of time to own the niche. We will have a year of data that people pump into the algorithm, which only gets smarter and more accurate as we go along. If our app is accurately identifying plants, someone else spending time and money over a year and making another app that does the same thing doesn't make a lot of sense. I'm sure someone will try, but will it work as well as PlantSnap? I doubt it.

What's your cash flow?

Cash in hand as of March 2017 is roughly $100,000.00, and our burn rate is $25,000/month.

ASK A QUESTION

Type your question here...

ASK QUESTION

Gabriel Lee Apr 20

Assuming you have done the math out here so I am not questioning that, but "free" apps gather significantly more traffic than even apps set to just $0.99 on the app store (more traffic = more ad revenue). What is your plan if you find that your revenues are not lining up to hit 1M downloads by EOY2017 at a price of $1.99?



Eric Ralls CEO FOUNDER Apr 20

Because this is a utility app, and it was incredibly expensive to build, we feel that $1.99 is a fair price. We can adjust the price, up or down, at any time. We are completely flexible.

LIKE

Varun Paranjpe INVESTOR Apr 14

Do you plan to exercise your right to purchase the WeFunder shares prior to Series A or Series B or Series C FundRaise from VCs?



Eric Ralls CEO FOUNDER Apr 14

We don't plan to do any more fundraising after Wefunder.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO PLANTSNAP

1. PlantSnap, Inc. is a startup, and has not yet launched a product.

2. There is a chance that the public won't care about identifying plants. If that is the case, no one will purchase PlantSnap, and the company will generate zero revenue.

3. There is a chance that only a small amount of people will download the app. If that happens, we won't generate enough revenue to be a viable company

4. If we are unable to generate revenue with the PlantSnap... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

PlantSnap is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?